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                                                                   EXHIBIT 8

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


June 8, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Baxter International Inc. has included our report dated
May 12, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-8 to be filed on or about June 8, 1994. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,



Price Waterhouse



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